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                                                                    Exhibit 10.7
                   LICENSED CHECK PRODUCTS RESELLER AGREEMENT

THIS EXHIBIT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. THE CONFIDENTIAL INFORMATION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. IN PLACE OF SUCH OMITTED CONFIDENTIAL INFORMATION, "****" HAS BEEN INSERTED.

   This Licensed Check Products Reseller Agreement ("Agreement") is made and entered into effective as of this 1st day of September, 2003, by and among ImageSoft Technologies, Inc., a Florida corporation ("ImageSoft"), and Hyland Software, Inc., an Ohio corporation ("Hyland").

                                   RECITALS:

   A. ImageSoft and Hyland are parties to a Loan and License Agreement, dated May 9, 1997, as amended (the "Check License Agreement"), that among other things provides for the licensing by Hyland to "the Fiserv Companies" (as defined in the Check License Agreement), including ImageSoft, of the "Licensed Check Products" (as defined in the Check License Agreement).

   B. In 2001, ImageSoft and Hyland agreed upon terms upon which Hyland could resell the Licensed Check Products in the United States and certain other regions through its authorized OEMs, Wausau Financial Services, Inc. and Sparak Financial Systems, Inc.; and ImageSoft and Hyland now desire to supersede that earlier agreement and enter into a revised reseller relationship whereby such relationship will be governed by the terms of this Agreement and any non-conflicting provisions of the Marketing Agreement, dated January 18, 1994, as amended (the "Marketing Agreement"), between the Fiserv Companies and Hyland.

   NOW, THEREFORE, the parties agree as follows:

1. DEFINED TERMS

        Capitalized terms used in this Agreement and not otherwise defined in this Agreement are used herein with the same meanings as such terms have under the Check License Agreement and/or the Marketing Agreement.

2. AMENDMENT TO CHECK LICENSE AGREEMENT - LICENSE TO MARKET AND SUB-LICENSE THE LICENSED CHECK PRODUCTS IN THE UNITED STATES

        2.1 Grant of License. Subject to the limitations and restrictions of
Section 2.2, ImageSoft hereby grants to Hyland, as a master reseller, the right to relicense to Wausau Financial Services, Inc. and to Sparak Financial Systems, Inc., and their respective successors (the "Authorized OEMs"), the right to market and relicense the Licensed Check Products to "qualified financial institutions" located in the United States. For all purposes of this Agreement, "qualified financial institutions" means (a) banks, bank holding companies, savings banks, savings and loans and credit unions with assets of less than $10 Billion according to the most current McFadden Financial Directory, and (b) service bureaus or similar outsourcing partners processing checks or images for any financial institutions described in clause (a). Except as modified by the provisions below, the terms and conditions of this reseller relationship shall be substantially the same as the terms and conditions of the Marketing Agreement, with the parties substituted appropriately, and such unmodified terms and conditions of the Marketing Agreement, with the parties substituted appropriately, and such unmodified terms and conditions are hereby incorporated into this Agreement by this reference for these limited purposes.

        (a) ImageSoft makes no warranties to Hyland with respect to the Licensed Check Products.

        (b) Hyland shall provide any and all pre-sale, technical and on-going support related to the Licensed Check products that the Authorized OEMs may require in connection with their business operations related to the Licensed Check Products.

        (c) Hyland or the Authorized OEMs shall directly provide maintenance and support for any customers that license the Licensed Check Products from such Authorized OEMs and ImageSoft shall not have any obligation to provide any maintenance and support services to any of such customers.

        (d) Hyland shall have the right to further relicense the Authorized OEMs to relicense to such customers any and all upgrades and enhancements of the Licensed Check Products developed during the term of this reseller relationship.

Hyland Software, Inc.       (Confidential)
October 2003


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                        Confidential Treatment Requested

        (e) Hyland shall be entitled to a discount of **** off of ImageSoft's list prices for the Licensed Check Products, as published by ImageSoft to Hyland and applicable to customers of ImageSoft generally, for all copies of the Licensed Check Products relicensed by Hyland hereunder. Hyland acknowledges and agrees that ImageSoft's list pricing for the Licensed Check Products currently includes a pricing concept that provides for a periodic audit of the asset size to the customer and statement volumes-based pricing; and commencing with respect to any customer that an Authorized OEM licenses the Licensed Check Products to on or after February 1, 2004, periodically, but not less than annually, Hyland will charge and collect from the Authorized OEMs any additional license fees owed under such pricing concept. ImageSoft shall have the right to change its list prices for the Licensed Check Products from time to time upon at least ninety (90) days advance written notice to such effect to Hyland.

        (f) Hyland shall pay an additional fee to ImageSoft with respect to each customer that has licensed the Licensed Check Products through either of the Authorized OEMs for maintenance and technical support from Hyland or an Authorized OEM with respect to the Licensed Check Product; provided that Hyland shall not be obligated to remit any such payment that accrues with respect to the initial three-year period if the customer defaults in its obligation to make the payment for such services that such customer is required to make to Hyland or an Authorized OEM; and provided, further, that Hyland shall not be obligated to remit any such payment with respect to any renewal period for such customer if Hyland or an Authorized OEM does not receive any payment for such services for such renewal period from the customer for any reason, including non-renewal. Commencing with respect to any customer to which an Authorized OEM licenses the Licensed Check Products on or after February 1, 2004, regardless of the term of any maintenance and support agreement in effect between Hyland or an Authorized OEM and such customer with respect to the Licensed Check Products, this additional fee shall accrue for an initial period of three years and thereafter shall automatically renew on the anniversary date of the completion of the Warranty period for additional one year periods, provided that such customer remains under maintenance and technical support from Hyland or an Authorized OEM with respect to the Licensed Check Products. The amount of the additional fee shall be a per annum amount equal to **** of ImageSoft's list prices for license fees for the Licensed Check Products in effect at the time the Licensed Check Products are initially licensed to such customer. Hyland shall pay this additional fee to ImageSoft following the Warranty period on a per annum basis during the initial and each ensuing accrual term.

        2.2 Limitations and Restrictions. Hyland acknowledges and agrees that the license granted to Hyland under Section 2.1 is further limited and restricted as follows:

        (a) The Licensed Check Products do not include the Titan Middleware product of ImageSoft, and Hyland shall have not right to authorize the Authorized OEMs to market or relicense the Titan Middleware. The respective rights of ImageSoft and Hyland with respect to the Titan Middleware product shall continue to be governed by the letter agreements between ImageSoft and Hyland dated November 15, 1999 and January 7, 2000, and such letter agreements are unaffected by this Agreement.

        (b) Hyland is prohibited from granting any right to the Authorized OEMs to market or relicense the Licensed Check Products in the United States to any Core Application Customers (as hereinafter defined) of ImageSoft, Information Technology, Inc. ("ITI") or of any other Fiserv Companies, except for the following:

                (1) Current customers of the Authorized OEMs that are using their Image POD, conventional POD or Remittance applications; AND

                (2) that are not also Core Application Customers of ITI, CBS or ImageSoft.

For purposes of this Agreement, a "Core Application Customer" is a customer who licenses from the applicable Fiserv Companies either banking or credit union core application software.

        2.3 Monthly Reports and Payments. Not later than the fifteenth (15th) day of each month, Hyland shall provide to ImageSoft a report for the preceding month, identifying each new customer for which Hyland received from the Authorized OEMs an order for the relicensing of a Licensed Check Product, and identifying each customer with respect to which the Authorized OEMs make a maintenance payment to Hyland. For each new customer, Hyland shall pay the applicable list price of the Licensed Check Products relicensed to such customer, less the discount specified in Section 2.1


Hyland Software, Inc.       (Confidential)
October 2003


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                        Confidential Treatment Requested

above. The monthly report shall set forth the calculation of the payment required to be made to ImageSoft for the preceding month and shall be accompanied by Hyland's remittance of the payments then due.

3.      MISCELLANEOUS

        3.1 Entire Agreement. The Check License Agreement, the Marketing Agreement and this Agreement constitute the entire contract and understanding of the parties with respect to the subject matter thereof and hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and proposals between the parties, oral or written. Section and paragraph headings are provided for convenience purposes only and do not provide any modifications or substantive meaning to the terms and conditions of this Agreement. This Agreement may be amended or modified only by a subsequent agreement in writing signed by each of the parties and may not be modified by course of conduct.

        IN WITNESS WHEREOF, the parties have executed this Addendum by their duly authorized representatives as of the day and year first above written.

IMAGESOFT TECHNOLOGIES, INC.                    HYLAND SOFTWARE, INC.

By:   /s/ RONALD E. THOMPSON                    By:   /s/ CHRIS HYLAND
      ----------------------------                    --------------------------

Name: RONALD E. THOMPSON                        Name:     CHRIS HYLAND
      ----------------------------                    --------------------------

Title: President                                Title:         EVP
      ----------------------------                    --------------------------
Date:    3/15/04                                Date:        3/17/04
      ----------------------------                    --------------------------



                                                          HYLAND
                                                         SOFTWARE
                                                     DTP          3/17/04
                                                   -------        -------
                                                   Initial         Date

                                                           LEGAL






Hyland Software, Inc.       (Confidential)
October 2003


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